Exhibit 99.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of November 1, 2020 (this “Agreement”), is made and entered into by and between Razorback Technology Intermediate Holdings, Inc., a Delaware corporation (“Parent”), and the undersigned stockholders (the “Stockholders”) of the Company. Parent and the Stockholders are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Parent, Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”), and Razorback Technology, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, among other things, Merger Sub will merge with and into the Company (the “Merger”) and each of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (“Company Common Stock”), but excluding any shares to be cancelled in accordance with Section 2.1(b) of the Merger Agreement and any Dissenting Shares, will, subject to the terms of the Merger Agreement, be converted into the right to receive the Merger Consideration;

WHEREAS, as of the date hereof, each Stockholder Beneficially Owns (as defined below), has the right to direct the voting of, and owns of record the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule I hereto (the “Existing Shares”); and

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. The following terms, as used in this Agreement, shall have the meanings specified in this Section 1.1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the undersigned Stockholder will not be construed as the Beneficial Owner of any shares of Company Common Stock held by any other undersigned Stockholder or by entities that are otherwise affiliated with an undersigned Stockholder but over which such undersigned Stockholder does not have dispositive power. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Ownership” shall have a correlative meaning.

“Covered Company Shares” means, with respect to each Stockholder, such Stockholder’s Pro Rata Share multiplied by the total number of shares of Company Common Stock outstanding as of the date of this Agreement multiplied by 0.36.

“Permitted Transfer” means a Transfer of Covered Company Shares by a Stockholder to any Affiliate of such Stockholder; provided, however, that any such Transfer shall only be a Permitted Transfer if and to the extent that the transferee of such Covered Company Shares agrees in writing to be bound by and subject to the terms and provisions hereof to the same effect as the transferring Stockholder, and upon such transfer to be deemed a Stockholder hereunder.

“Proceeding” means any judicial, administrative, investigative or arbitral claim, action, suit, charge, complaint, petition, written notice of violation, audit, assessment, subpoena, arbitration or inquiry, or any proceeding or investigation, by or before any Governmental Entity or any arbitrator with legal and binding authority over such matter.

“Pro Rata Share” means with respect to a Stockholder, the quotient of the number of Existing Shares held by such Stockholder divided by the number of Existing Shares held by all of the Stockholders in the aggregate.

“Transfer” means any direct or indirect sale, assignment, exchange, disposition (including by merger, consolidation, testamentary disposition or otherwise), creation of any Lien or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any Contract with respect to any sale, assignment, exchange, disposition (including by merger, consolidation, testamentary disposition or otherwise), creation of any Lien or other transfer (by operation of law or otherwise), of or on any Covered Company Shares.

ARTICLE II

VOTING AGREEMENT

Section 2.1 Agreement to Vote.

(a) During the Term (as defined herein), each Stockholder hereby agrees that at the Company Stockholders Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, such Stockholder shall, in each case to the extent that the Covered Company Shares are entitled to vote thereon or consent thereto and subject to Section 2.1(b):

(i) appear at each such meeting or otherwise cause all of such Stockholder’s Covered Company Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii) subject to the terms hereof, irrevocably and unconditionally vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of such Stockholder’s Covered Company Shares:

(1) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger;

(2) in favor of any proposal to adjourn a meeting of the stockholders of the Company if there are not sufficient votes to adopt the Merger Agreement and approve the Merger; and

(3) against any Acquisition Proposal, without regard to the terms of any such Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with, or that would reasonably be expected to prevent, delay or impede the consummation of, the Merger and the other transactions contemplated by the Merger Agreement (clause (i) and (ii)(1) to (3) above, the “Required Votes”).

(b) Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent. Nothing contained in this Agreement shall require any Stockholder (or shall entitle any proxy of any Stockholder) to convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying shares of Company Common Stock.

Section 2.2 No Inconsistent Agreements. Each Stockholder represents, covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, nor shall enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or similar arrangement or understanding with respect to any Covered Company Shares and (b) has not granted, nor shall grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to any Covered Company Shares, in either case that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

ARTICLE III

OTHER COVENANTS

Section 3.1 Restrictions on Transfers. Each Stockholder hereby agrees that, during the Term, (i) except with Parent’s prior written consent, such Stockholder shall not Transfer or consent to a Transfer of any Covered Company Shares or any Beneficial Ownership interest or any other interest therein, unless such Transfer is a Permitted Transfer and (ii) any Transfer in violation of this provision shall be void.

Section 3.2 No Solicitation. During the Term, (i) each Stockholder shall cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal and shall not direct its Affiliates or Representatives to continue discussions or negotiations that commenced prior to the date of this Agreement, (ii) such Stockholder shall not and shall not direct its Affiliates or Representatives to directly or indirectly (A) solicit or initiate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (B) other than informing Persons of the existence of the provisions of this Section 3.2, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information for the purpose of encouraging or facilitating, any Acquisition Proposal, (C) enter into any Alternative Acquisition Agreement or (D) adopt, approve or recommend any Acquisition Proposal. Notwithstanding anything to the contrary herein, this Agreement shall not restrict the ability of such Stockholder to, directly or indirectly, take any action that the Company is permitted to take in accordance with the terms of Section 6.1 of the Merger Agreement or to sign a voting and support agreement in the event of any termination of the Merger Agreement or Company Board Recommendation Change.

Section 3.3 Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the term “Covered Company Shares” shall be deemed to refer to and include all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of Each Stockholder. Each Stockholder hereby severally and not jointly represents and warrants to Parent as follows:

(a) Organization. Such Stockholder is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable.

(b) Authority; Execution and Delivery; Enforceability. Such Stockholder has all necessary corporate or other entity power and authority to execute, deliver and perform its obligations under this Agreement and the execution, delivery and performance by such Stockholder of this Agreement and the compliance by such Stockholder with each of its obligations herein have been duly and validly authorized by all necessary corporate or other entity action on the part of such Stockholder. Such Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the other Parties to this Agreement, this Agreement constitutes such Stockholder’s legal, valid and binding obligation, enforceable against such Stockholder in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

(c) Ownership of Shares. As of the date hereof, such Stockholder is the Beneficial Owner of the Existing Shares set forth opposite such Stockholder’s name on Schedule I hereto, free and clear of any Liens and free of any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of such Existing Shares (other than this Agreement and such Liens, limitations or restrictions that would not adversely affect the ability of the Stockholder to perform its obligations under this Agreement), and such Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by such Stockholder and which Stockholder has the power to direct the vote as of the date hereof. Except as set forth on Schedule I hereto such Stockholder has and will have at all times through the Term (except to the extent such Existing Shares are transferred after the date hereof pursuant to a Permitted Transfer) sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 2.1, and sole power to agree to all of the matters set forth in this Agreement, and no Existing Shares are subject to any voting trust, proxy, voting restriction, adverse claim or other arrangement with respect to the voting, in each case with respect to all of such Stockholder’s Existing Shares that would adversely affect the ability of the Stockholder to perform its obligations under this Agreement.

(d) No Conflicts. Neither the execution and delivery of this Agreement by such Stockholder nor compliance by it with any of the terms or provisions hereof will (i) violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of such Stockholder, (ii) conflict with or violate any Law applicable to such Stockholder or by which any of such Stockholder’s properties or assets are bound or affected, (iii) violate, conflict with, result in any breach of any provision of, or loss of any benefit under, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination under, or require the consent of, notice to, or filing with any third party pursuant to any terms or provisions of any contract to which such Stockholder is a party or by which any of the Covered Company Shares are bound, or result in the creation of any Lien upon any of the Covered Company Shares, except, in the case of the foregoing clauses (i), (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair or materially delay such Stockholder’s ability to perform its obligations under this Agreement.

(e) Consents and Approvals. The execution, delivery and performance by such Stockholder of this Agreement do not and will not require any consent of, or filing with, any Governmental Entity (excluding filings with the SEC under applicable securities laws or where the failure to obtain such consent or make such filing would not reasonably be expected to impair or materially delay such Stockholder’s ability to perform its obligations under this Agreement).

(f) Legal Proceedings. As of the date of this Agreement, there are no Proceedings pending, or to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to impair or materially delay such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement. Such Stockholder is not, and none of such Stockholder’s properties or assets is or are, subject to any order, judgment, injunction, decree, decision, ruling, assessment, writ, stipulation, determination, settlement or award entered by or with any Governmental Entity that would reasonably be expected to impair or materially delay such Stockholder’s ability to perform its obligations under this Agreement.

(g) Acknowledgement. Each Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of such Stockholder’s own choosing. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

Section 4.2 Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:

(a) Organization. Parent is duly organized, validly existing and in good standing under the laws of Delaware.

(b) Authority; Execution and Delivery; Enforceability. Parent has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by Parent of this Agreement and the compliance by Parent with each of its obligations herein have been duly and validly authorized by all necessary corporate action on the part of Parent. Parent has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the other Parties to this Agreement, this Agreement constitutes Parent’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

(c) No Conflicts. Neither the execution and delivery of this Agreement by Parent nor compliance by Parent with any of the terms or provisions hereof will (i) violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of Parent, (ii) conflict with or violate any law applicable to Parent or by which any of Parent’s properties or assets are bound or affected, (iii) violate, conflict with or result in any breach of any provision of, or result in the loss of any benefit under, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the consent of, notice to or filing with any third party pursuant to any of the terms or provisions of any contract to which Parent is a party or by which any property or asset of Parent is bound, or result in the creation of any Lien upon any of the properties or assets of Parent, except, in the case of the foregoing clauses (i), (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair or materially delay Parent’s ability to perform its obligations under this Agreement.

(d) No Other Representations. Parent acknowledges and agrees that other than the representations expressly set forth in this Agreement, no Stockholder has made, or is making, any representations or warranties to Parent with respect to the Company, such Stockholder’s ownership of Company Common Stock, the Merger Agreement or any other matter. Parent hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

ARTICLE V

TERMINATION

Section 5.1 Termination. This term of this Agreement (“Term”) shall commence on the date hereof and shall terminate upon the earliest to occur of:

(a) the termination of this Agreement by the mutual written consent of Parent and each Stockholder;

(b) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time;

(c) the date upon which any amendment to the Merger Agreement is effected, or any waiver of the Company’s rights under the Merger Agreement is granted, in each case, without the Stockholders’ prior written consent, that (A) diminishes the Merger Consideration to be received by the stockholders of the Company, (B) changes the form of Merger Consideration payable to the stockholders of the Company, (C) extends the Outside Date or imposes any additional conditions or obligations that would reasonably be expected to prevent or impede the consummation of the Merger, or (D) affects any of the other material terms of Article I (the Merger), Article II (Treatment of Company Securities), Section 6.1 (No Solicitation), Section 6.6 (Indemnification), Article VII (Conditions to Merger) or Article VIII (Termination and Amendment) of the Merger Agreement in a manner that is materially adverse to any of the Stockholders;

(d) the date upon which the Company Board or any committee thereof makes a Company Board Recommendation Change pursuant to Section 6.1 of the Merger Agreement; and

(e) the Effective Time.

In the event of the termination of this Agreement in accordance with this Section 5.1, this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any Party hereto; provided, however, that nothing in this Section 5.1 shall relieve any Party from liability for any willful material breach of any representation, warranty, covenant or other agreement contained in this Agreement prior to such termination, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity. For purposes of this Agreement, willful material breach shall mean a material breach of a Party’s covenants and agreements set forth in this Agreement that is the consequence of an act or omission by a Party with the knowledge that the taking of such act or failure to take such action would be a material breach of such Party’s covenants or agreements.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Publication. Each Stockholder (i) hereby consents to and authorizes the publication and disclosure by Parent and the Company in any press release or the Proxy Statement (including all documents and schedules filed with the SEC) or other disclosure document required under applicable law in connection with the Merger Agreement or the transactions contemplated thereby, its identity and ownership of shares of Company Common Stock, the nature of its commitments, arrangements and understandings pursuant to this Agreement and such other information reasonably required under applicable law in connection with such publication or disclosure (“Stockholder Information”) (provided, that, Parent or the Company (as applicable) shall give each Stockholder and its legal counsel a reasonable opportunity (which shall in no event be less than twenty-four (24) hours) to review and comment on such publications or disclosures prior to their first being made public), and (ii) hereby agrees to cooperate with Parent and the Company in connection with such filings, including providing Stockholder Information requested by Parent or the Company. As promptly as practicable, each Stockholder shall notify Parent of any required corrections with respect to any Stockholder Information supplied by such Stockholder, if and to the extent such Stockholder becomes aware that any such Stockholder Information shall have become false or misleading in any material respect. Parent hereby consents to and authorizes the publication and disclosure by each Stockholder and its Affiliates of this Agreement and any Stockholder Information in any disclosure required by applicable law (including any Schedule 13D or other filing with the SEC).

Section 6.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Shares. All rights, ownership and economic benefits of and relating to the Covered Company Shares shall remain vested in and belong to each Stockholder, and Parent shall have no authority to direct such Stockholder in the voting or disposition of any of the Covered Company Shares, except as otherwise provided herein.

Section 6.3 Further Assurances. Each of the Parties agrees that, upon the reasonable request of any other Party, it shall use reasonable best efforts to take, or cause to be taken, such further actions as may be reasonably necessary, proper or advisable to comply with its obligations hereunder, including by executing and delivering additional documents.

Section 6.4 Amendment and Modification; Waiver. This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each of the Parties hereto. Any agreement on the part of a Party to any waiver of any obligation of the other Parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving Party. The failure or delay of any Party to assert any of its rights, powers or privileges under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 6.5 Notices. (a) All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by electronic mail, in each case to the intended recipient as set forth below:

if to the Parent, to:

c/o Clearlake Capital Group, L.P.

233 Wilshire Boulevard, Suite 800

Santa Monica, CA 90401

Fax: (310) 400-8801

Attention: Behdad Eghbali and James Pade

E-mail: behdad@clearlakecapital.com and jpade@clearlakecapital.com with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1999 Avenue of the Stars

17th Floor

Los Angeles, CA 90067

Attn: Mehdi Khodadad

Email: mkhodadad@sidley.com

(b) if to a Stockholder, as set forth on Schedule II hereto.

Any party hereto may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party hereto may change the address to which notices and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

Section 6.6 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 6.7 Entire Agreement; Third Party Beneficiaries. This Agreement (including the Schedules hereto and, to the extent referred to in this Agreement, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, or any of them, written or oral, with respect to the subject matter hereof, and the Parties specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement.

Section 6.8 Severability. Any term or provision (or part thereof) of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions (or parts thereof) hereof or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision (or part thereof) hereof is invalid or unenforceable, the court making such determination shall have the power to limit the term or provision (or part thereof), to delete specific words or phrases, or to replace any invalid or unenforceable term or provision (or part thereof) with a term or provision (or part thereof) that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision (or part thereof) that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term (or part thereof).

Section 6.9 Binding Effect; Benefit; Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

Section 6.10 Headings; Interpretation.

(a) The Parties hereto have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

(b) Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “include”, “includes” and “including” are not limiting; (b) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date hereof” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) descriptive headings are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a Person are also to its permitted successors and assigns; (h) references to an “Article”, “Section”, “Recital”, “preamble”, “Annex”, “Exhibit” or “Schedule” refer to an Article, Section, Recital or preamble of, or an Annex, Exhibit or Schedule to, this Agreement; (i) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (j) references to a federal, state, local or foreign statute or law include any rules, regulations and delegated legislation issued thereunder; (k) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency; and (l) references to “make available” or “made available” shall include availability through an electronic data room, through EDGAR or otherwise. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

Section 6.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

Section 6.12 Specific Performance. The Parties hereto agree that irreparable damage would occur, and that the Parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement). It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any Party is entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

Section 6.13 Consent to Jurisdiction. Each Party (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 6.5. Nothing in this Section 6.13, however, shall affect the right of any Person to serve legal process in any other manner permitted by law.

Section 6.14 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.14.

Section 6.15 Capacity as a Stockholder. Each Stockholder makes its agreements and understandings herein solely in its capacity as record holder and Beneficial Owner of the Covered Company Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by any Representative of such Stockholder solely in his or her capacity as a director or officer of the Company.

Section 6.16 Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, whether or not the Merger or the other transactions contemplated by the Merger Agreement are consummated.

Section 6.17 Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

Section 6.18 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

RAZORBACK TECHNOLOGY INTERMEDIATE HOLDINGS, INC.

By:	/s/ Behdad Eghbali
Name: Behdad Eghbali
Title: President

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X LLC, its general partner
By:	Warburg Pincus Partners LLC, its sole member
By:	Warburg Pincus & Co., its managing member

By:	/s/ Chandler Reedy
Name: Chandler Reedy
Title: Partner

WARBURG PINCUS X PARTNERS, L.P.

By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X LLC, its general partner
By:	Warburg Pincus Partners LLC, its sole member
By:	Warburg Pincus & Co., its managing member

By:	/s/ Chandler Reedy
Name: Chandler Reedy
Title: Partner

WP EXPEDITION CO-INVEST L.P.

By:	Warburg Pincus Partners LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Chandler Reedy
Name: Chandler Reedy
Title: Partner

[Signature Page to Voting and Support Agreement]

GS CAPITAL PARTNERS VI FUND, L.P.

By:	GSCP VI ADVISORS, L.L.C.
General Partner

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS ADVISORS VI, L.L.C.
General Partner

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

GS CAPITAL VI OFFSHORE FUND, L.P.

By:	GSCP VI OFFSHORE ADVISORS, L.L.C.
General Partner

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

GS CAPITAL PARTNERS VI GMBH & CO. KG

By:	GS ADVISORS VI, L.L.C.
Managing Limited Partner

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

MBD 2011 HOLDINGS, L.P.

By:	MBD 2011 HOLDINGS ADVISORS, INC.
General Partner

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

[Signature Page to Voting and Support Agreement]

BRIDGE STREET 2011, L.P.

By:	BRIDGE STREET 2011 ADVISORS, L.L.C.
General Partner

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

BRIDGE STREET 2011 OFFSHORE, L.P.

By:	BRIDGE STREET 2011 OFFSHORE ADVISORS, Inc.
General Partner

By:	/s/ Joseph DiSabato
Name: Joseph DiSabato
Title: Vice President

[Signature Page to Voting and Support Agreement]

SCHEDULE I

EXISTING SHARES

Name of Stockholder	Existing Shares
Warburg Pincus Private Equity X, L.P	38,748,221
Warburg Pincus X Partners, L.P.	1,239,623
WP Expedition Co-Invest L.P.	12,575,112
GS Capital Partners VI Fund, L.P.	6,656,301
GS Capital Partners VI Offshore Fund L.P.	5,536,478
GS Capital Partners VI Parallel, L.P.	1,830,369
GS Capital Partners VI GmbH & Co. KG	236,565
Bridge Street 2011, L.P.	534,373
Bridge Street 2011 Offshore, L.P.	234,533
MBD 2011 Holdings, L.P.	349,502
Goldman Sachs & Co. LLC	401

SCHEDULE II

STOCKHOLDER NOTICES

Name of Stockholder	Notices
Warburg Pincus Private Equity X, L.P	c/o Warburg Pincus LLC 450 Lexington Avenue New York, NY 10017

Warburg Pincus X Partners, L.P.	c/o Warburg Pincus LLC 450 Lexington Avenue New York, NY 10017

WP Expedition Co-Invest L.P.	c/o Warburg Pincus LLC 450 Lexington Avenue New York, NY 10017

GS Capital Partners VI Fund, L.P.	c/o Goldman Sachs & Co. LLC 200 West Street, 28th Floor New York, NY 10282

GS Capital Partners VI Offshore Fund L.P.	c/o Goldman Sachs & Co. LLC 200 West Street, 28th Floor New York, NY 10282

GS Capital Partners VI Parallel, L.P.	c/o Goldman Sachs & Co. LLC 200 West Street, 28th Floor New York, NY 10282

GS Capital Partners VI GmbH & Co. KG	c/o Goldman Sachs & Co. LLC 200 West Street, 28th Floor New York, NY 10282

Bridge Street 2011, L.P.	c/o Goldman Sachs & Co. LLC 200 West Street, 28th Floor New York, NY 10282

Bridge Street 2011 Offshore, L.P.	c/o Goldman Sachs & Co. LLC 200 West Street, 28th Floor New York, NY 10282

MBD 2011 Holdings, L.P.	c/o Goldman Sachs & Co. LLC 200 West Street, 28th Floor New York, NY 10282

Goldman Sachs & Co. LLC	c/o Goldman Sachs & Co. LLC 200 West Street, 28th Floor New York, NY 10282